1999 TELLABS, INC.
STOCK BONUS PLAN

1. INTRODUCTION

1.1 The purpose of the 1999 Tellabs, Inc. Stock Bonus Plan (the "Plan") is (i) to align the interests of the stockholders of Tellabs, Inc. ("Tellabs"), and its direct and indirect subsidiaries from time to time (individually, a "Subsidiary" and collectively, the "Subsidiaries") and recipients of awards under this Plan by increasing the proprietary interests of such recipients in the growth and success of Tellabs and (ii) to advance the interests of Tellabs and its Subsidiaries by attracting and retaining key employees of and other individuals performing services for (as determined by the Board or the Committee as described in "Eligibility" below) Tellabs or its Subsidiaries.

1.2 Certain Definitions
"Board" shall mean the Board of Directors of Tellabs.

"Bonus Stock" shall mean shares of Common Stock awarded under the Plan.

"Bonus Stock Award" shall mean an award to an eligible employee of a right to receive Bonus Stock under the Plan.

"Cause" shall mean any act of dishonesty, commission of an indictable criminal offense, activities harmful to the reputation of Tellabs or a Subsidiary, the refusal to perform or the substantial disregard of duties properly assigned or a significant violation of any legal duty of loyalty to Tellabs or a Subsidiary, as determined by the Committee in its sole discretion.

"Committee" shall mean the Compensation Committee of the Board of Tellabs or any successor Committee thereto.

"Common Stock" means the common stock of Tellabs.

"Disability" shall mean disability as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended from time to time or any successor thereto or as determined by the Committee in its sole discretion.

"Fair Market Value" shall mean the average of the high and low transaction prices of a share of Common Stock as reported in the National Association of Securities Dealers Automated Quotation National Market System ("NASDAQNMS") on the date as of which such value is being determined, or, if the Common Stock is not listed on the NASDAQNMS, the average of the high and low transaction prices of a share of Common Stock on the principal national stock exchange on which the Common Stock is traded on the date as of which such value is being determined, or, if there shall be no reported transactions for such date, on the next preceding date for which transactions were reported; provided, however, that if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate.

1.3 Administration
This Plan shall be administered by the Committee. The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan. All such interpretations, rules and regulations shall be conclusive and binding on all parties.

The Committee may delegate some or all of its power and authority hereunder to the President and Chief Executive Officer or other executive officer of Tellabs or a Subsidiary as the Committee deems appropriate.

1.4 Eligibility
Participants eligible to participate in this Plan shall consist of employees of, individuals accepting employment with and other individuals providing services to (as determined by the Board or the Committee) Tellabs or one of its Subsidiaries, provided however, that in no event shall any person who is an executive officer (other than in connection with the hiring of such officer) or member of the Tellabs Board be eligible to participate in this Plan. No other persons shall be eligible to participate in this Plan.

2. BONUS STOCK AWARDS

2.1 Bonus Stock Awards
Tellabs shall grant Bonus Stock Awards to eligible participants from time to time as determined by Board or the Committee. Each such grant shall be evidenced by a notice sent by Tellabs to each such participant to whom Bonus Stock Awards are made.

2.2 Terms of Bonus Stock Awards
Except as otherwise determined by the Board or the Committee and provided in the Bonus Stock Award documents, Bonus Stock Awards shall be subject to the following terms and conditions:

a. Number of Shares and Other Terms
The number of shares of Common Stock subject to a Bonus Stock Award granted pursuant to this Plan shall be the number of such shares determined by the Board or the Committee.

b. Vesting and Forfeiture
One-half of the number of shares of Common Stock subject to a Bonus Stock Award shall vest and be payable on the first anniversary of the date of the Bonus Stock Award and the other half of such number shall vest and be payable on the second anniversary of the Bonus Stock Award, in each case, subject to Section 2.3(b), if the holder of such award remains continuously in the employment or service of Tellabs or a Subsidiary until such anniversary date. Such holder shall forfeit the unvested portion of any such shares if such holder does not remain continuously in the employment or service of Tellabs or a Subsidiary as specified above, except as otherwise provided in Section 2.3(b) hereof.

c. Share Certificates
Upon the vesting of a portion of a Bonus Stock Award pursuant to Section 2.2(b) or 2.3(b), in each case subject to Tellabs' or a Subsidiary's rights to require payment of any taxes in accordance with Section 3.2, a certificate or certificates evidencing ownership of the number of shares of Common Stock so vested shall be delivered to and in the name of the holder of such award. Notwithstanding the foregoing, in lieu of the delivery of shares representing all or a portion of the vested portion of a Bonus Stock Award, the Committee may, in its sole discretion, deliver to the holder cash in an amount equal to the Fair Market Value on the date such shares become vested equal to all or a portion of the vested portion of such award, less any applicable withholding, as required by Section 3.2, as the case may be.

2.3 Termination of Employment/Service

a. Termination Resulting in Forfeiture
Except as otherwise determined by the Board or the Committee and provided in the Bonus Stock Award documents, if (i) employment/service with Tellabs or a Subsidiary of the holder of a Bonus Stock Award is terminated by Tellabs or a Subsidiary for Cause, (ii) such employment/service terminates by reason of the holder's Disability or death, or (iii) a holder terminates his employment/service with Tellabs or a Subsidiary for any reason, the portion of such award which is not vested pursuant to Section 2.2(b) shall be forfeited by such holder and such portion shall be cancelled by Tellabs.

b. Other Termination

Except as otherwise determined by the Board or the Committee and provided in the Bonus Stock Award documents, if Tellabs or a Subsidiary terminates the employment/service of the holder of a Bonus Stock Award for any reason other than as provided in Section 2.3(a), the portion of such award which is not otherwise vested shall vest pursuant to Section 2.2(b) without regard to such termination and be payable within thirty (30) days of such termination, in accordance with Section 2.2(c).

3. GENERAL

3.1 Amendments
The Board or the Committee may amend this Plan as it shall deem advisable. No amendment may impair the rights of a holder of an outstanding award without the consent of such holder.

3.2 Tax Withholding
Tellabs shall have the right to require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash pursuant to an award made hereunder, payment by the holder of such award of any federal, provincial, local or other taxes which may be required to be withheld or paid in connection with such award. The Committee may allow shares of Common Stock to be delivered or withheld having an aggregate Fair Market Value not in excess of the minimum amount required to be withheld and in such event, any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

3.3 Adjustment
In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the number and class of securities available under this Plan, and the number and class of securities subject to each outstanding Bonus Stock Award shall be adjusted or modified accordingly, as determined by the Committee, which adjustment may include providing for payment of an asset not constituting a security upon the vesting of an outstanding Bonus Stock Award. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive. If any such adjustment would result in a fractional security being (i) available under this Plan, such fractional security shall be disregarded, or (ii) subject to an award under this Plan, Tellabs shall pay the holder of such award, in connection with the first vesting of such award, in whole or in part, occurring after such adjustment, an amount in cash determined by multiplying (a) the fraction of such security (rounded to the nearest hundredth) by (b) the excess, if any, of the Fair Market Value on the vesting date.

3.4 No Assignment
It is a condition of this Plan, and the rights of all holders of Bonus Stock Awards shall be subject thereto, that no right or interest of any such holder shall be assignable or transferable in whole or in part, either directly or by operation of law or otherwise, including, but not by way of limitation, execution, levy, garnishment, attachment, pledge or bankruptcy, and no right or interest of any such holder under this Plan shall be liable for, or subject to, any obligation of any such holder, including claims for alimony or the support of any spouse.

3.5 No Right of Employment/Service
Neither this Plan nor any award made hereunder shall confer upon any person any right to continued employment/service by Tellabs or any Subsidiary or affiliate thereof or affect in any manner the right of Tellabs or any Subsidiary or affiliate thereof to terminate the employment/service of any person at any time without liability hereunder.

3.6 Right as Stockholder
No person shall have any right as a stockholder of Tellabs with respect to any shares of Common Stock or other equity security of Tellabs which is subject to an award hereunder unless and until such person becomes a stockholder of record with respect to such shares of Common Stock or equity security. Tellabs' obligation to deliver shares of Common Stock pursuant to this Plan shall be unfunded, and Tellabs shall not be obligated to set aside any of its assets for the purpose of satisfying its obligations hereunder. The claims of holders of Bonus Stock Awards shall be solely those of an unsecured creditor of Tellabs.

3.7 Beneficiary Designation
Each holder of a Bonus Stock Award under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same holder, shall be in a form prescribed by Tellabs or its Subsidiary, and will be effective only when filed by the holder in writing with the person or persons designated by Tellabs or its Subsidiary to receive such designations during the holder's lifetime. In the absence of any such designation, benefits remaining unpaid at the holder's death shall be paid to the holder's estate.

3.8 Requirements of Law
The granting of Bonus Stock Awards and the issuance of Common Stock under the Plan shall be subject to all applicable laws, rules, regulations, and to such approval by any governmental agencies or national securities exchanges or NASDAQNMS as may be required

3.8 Governing Law
The corporate law of the State of Delaware shall govern all issues concerning the relative rights of Tellabs and the holders of Bonus Stock Awards with respect to this Plan. The law of the State of Illinois, except its law with respect to choice of law, shall be controlling in all other matters relating to the Plan.

3.8 Effective Date
This Plan shall become effective on the date adopted by the Board.